Exhibit 2

HAROLD HAMM FAMILY LLC

DIVIDEND AND DISSOLUTION AGREEMENT

This Harold Hamm Family LLC Dividend and Dissolution Agreement (referred to as the “Dividend Agreement”) is entered into as of the 7th day of February, 2022 by all Members of the Harold Hamm Family LLC (referred to as the “Company”), and whose signatures appear on the signature pages to this Dividend Agreement. Unless the context indicates otherwise, all capitalized terms used herein shall have the same meaning given to them in the Company’s Operating Agreement.

RECITALS: Hamm Family Members own all of the Units in the Company, while the Company owns CLR Stock and Non-CLR Assets. The Members have decided that they would prefer to directly own and control their CLR Stock. The purpose of this Dividend Agreement is for the Members to memorialize their agreement to distribute the CLR Stock of the Company to the Members and then liquidate the Company and surrender their Units in exchange for their respective Percentage Interests in the Non-CLR Assets owned by the Company. Such distribution shall occur in the form of a dividend of an equal amount for each Unit of Membership Interest in the Company, as reflected on Exhibit A. Now, therefore, it is agreed as follows:

1. Distribution of CLR Stock. Pursuant to Section 4.2 of the Operating Agreement, distributions may only be made in such amounts and on such terms as determined by the Manager. Each Member, by signing this Dividend Agreement, does hereby consent to the distribution of all of the Company’s CLR Stock to its Members. Section 4.4 of the Operating Agreement requires that any distribution of CLR Stock be made in accordance with the Unit Percentages of the Members. However, shares of CLR Stock must be issued on a whole share basis; fractional shares are not permitted. Thus, the distribution of the CLR Stock will be issued to the Members on a whole share basis in accordance with the schedule set forth in Exhibit A.

2. Agreement to Liquidate the Company. Each Member, by signing this Agreement, does hereby consent, pursuant to Section 9.1 of the Operating Agreement, to the liquidation of the Company on the terms set forth in this Dividend Agreement.

3. Authority of Manager. Pursuant to Section 9.3 of the Operating Agreement, the Manager has full and complete authority to liquidate the Company’s assets and liabilities in whatever manner he deems appropriate.

4. Surrender and Extinguishment of Units by Members in Exchange for the Receipt of Non-CLR Company Assets. When a Member executes this Dividend Agreement, that Member shall contemporaneously execute the Assignment of Units, in the form as set forth on Exhibit B, pursuant to which that Member, as of February 7, 2022 (the “Effective Date”), will assign that Member’s Units to the Company. In exchange for these Assignments by Members of their Units, the Company shall, as soon as practicable after the Effective Date, deliver to each Member that Member’s share, based upon that Member’s Percentage Interest, of all Non-CLR Assets. Notwithstanding the foregoing, it is agreed that the Company may retain Non-CLR Assets to provide a reserve for future liabilities and expenses that the Company may incur in connection with its liquidation and dissolution. The Manager shall cause all remaining Non-CLR assets to be distributed to the Members at such time as the Manager has determined that all such liabilities and expenses of liquidation and dissolution have been paid or provided for.

5. Representations, Warranties, and Covenants of the Members. Each Member, by executing this Dividend Agreement, does hereby make the following representations, warranties, and covenants to the Company and to each other Member:

a. Each Member has the requisite power and authority to enter into this Dividend Agreement and to execute and carry out that Member’s Assignment of Units.

b. Each Member does hereby release and hold harmless the Company, the Manager, and each other Member (the “Indemnified Persons”) for any action taken by any Indemnified Person in connection with the business and affairs of the Company as well as the actions in liquidating and dissolving the Company.

6. Articles of Dissolution and Final Income Tax Returns. Following the liquidation of all assets of the Company, the Manager will cause the Company to file Articles of Dissolution with the Oklahoma Secretary of State. The Manager shall also cause the Company to file a final income tax return with any taxing authority having jurisdiction over the Company and to provide to each Member a Form K-1 in connection with that final income tax return.

7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma.

8. Other Documents. Each of the parties agrees to execute such documents and instruments as are reasonably requested by the other party or parties so as to further effect or document the transactions contemplated in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, the Members and Manager have signed below.

MANAGER:	/s/ Harold Hamm
Harold Hamm

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	REVOCABLE INTERVIVOS TRUST OF
HAROLD G. HAMM

	By:	/s/ Harold G. Hamm
Harold G. Hamm, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	JANE HAMM 2005 IRREVOCABLE TRUST

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 JANE HAMM LERUM TRUST I

	By:	/s/ Jane Hamm Lerum
Jane Hamm Lerum, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	JANE HAMM LERUM TRUST II

	By:	/s/ Jane Hamm lerum
Jane Hamm Lerum, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	HILARY HAMM 2005 IRREVOCABLE TRUST

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 HILARY HONOR HAMM TRUST I

	By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 HILARY HONOR HAMM TRUST II

	By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	HAROLD THOMAS HAMM SUCCESSION TRUST

	By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 HAROLD THOMAS HAMM TRUST I

	By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 HAROLD THOMAS HAMM TRUST II

	By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	SHELLY GLENN LAMBERTZ SUCCESSION TRUST

	By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 SHELLY GLENN LAMBERTZ TRUST I

	By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 SHELLY GLENN LAMBERTZ TRUST II

	By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	DEANA ANN CUNNINGHAM SUCCESSION TRUST

	By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 DEANA ANN CUNNINGHAM TRUST I

	By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

Signature page

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	2015 DEANA ANN CUNNINGHAM TRUST II

	By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

	By:	/s/ Roger Clement
Roger Clement, Trustee

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	/s/ Jackson Alexander White
Jackson Alexander White

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

IN WITNESS WHEREOF, the Members and Manager have signed below.

MEMBERS:	/s/ Shelly Lambertz
Zachary Richard Lambertz by
Shelly Lambertz, Custodian

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Harold Hamm Family LLC

Dividend and Dissolution Agreement

Harold Hamm Family LLC

Dividend and Dissolution Agreement

Exhibit A

Shareholder	Total LLC Units	CLR Shares
Harold Hamm Trust	72,265,137.00000	72,265,137
Jane Hamm 2005 Irrevocable Trust	83,763.00000	83,763
Hilary Hamm 2005 Irrevocable Trust	83,763.00000	83,763
2015 Shelly Glenn Lambertz Trust I	5,380,560.77980	5,380,561
2015 Shelly Glenn Lambertz Trust II	36,695,904.55353	36,695,904
2015 Deana Ann Cunningham Trust I	5,380,560.77980	5,380,561
2015 Deana Ann Cunningham Trust II	36,695,904.55353	36,695,904
2015 Harold Thomas Hamm Trust I	5,380,560.77980	5,380,561
2015 Harold Thomas Hamm Trust II	36,695,904.55353	36,695,905
2015 Hilary Hamm Trust I	5,507,763.95591	5,507,764
2015 Hilary Hamm Trust II	36,590,936.04409	36,590,936
2015 Jane Hamm Lerum Trust I	5,507,763.95591	5,507,764
2015 Jane Hamm Lerum Trust II	36,590,936.04409	36,590,936
Shelly Glenn Lambertz Succession Trust	83,658.00	83,658
Harold Thomas Hamm Succession Trust	84,387.00	84,387
Deana Ann Cunningham Succession Trust	83,658.00	83,658
Deana Cunningham	1,600.00	1,600
Jackson Alexander White	1,888.00	1,888
Zachary Richard Lambertz	1,888.00	1,888

Total	283,116,538	283,116,538

EXHIBIT B

ASSIGNMENT

ASSIGNMENT OF INTEREST IN

HAROLD HAMM FAMILY LLC

The undersigned Assignor, being a Member in HAROLD HAMM FAMILY LLC (the “Company”), does hereby surrender and assign unto the Company all of the Member’s _________ Units in the Company.

This transfer is made effective February 7, 2022.

TRUST

, Trustee

Exhibit B

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Harold Hamm Family LLC

Dividend and Dissolution Agreement